                       As filed with the Securities and
                    Exchange Commission on October 22, 2001

                                                Registration No. 333- __________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                      ----------------------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ----------------------------------

                            BAYCORP HOLDINGS, LTD.
              (Exact name of issuer as specified in its charter)

                  Delaware                                02-0488443
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                      222 International Drive, Suite 125
                        Portsmouth, New Hampshire 03801
          (Address of Principal Executive Offices Including Zip Code)

          BAYCORP HOLDINGS, LTD. 2001 NON-STATUTORY STOCK OPTION PLAN
                             (Full title of plan)

                              FRANK W. GETMAN JR.
                     President and Chief Executive Officer
                            BayCorp Holdings, Ltd.
                      222 International Drive, Suite 125
                        Portsmouth, New Hampshire 03801
                                (603) 431-6600
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                     Copy to: RICHARD A. SAMUELS, ESQUIRE
                      McLane, Graf, Raulerson & Middleton
                           Professional Association
                         900 Elm Street, P.O. Box 326
                     Manchester, New Hampshire 03105-0326

                       --------------------------------
           Approximate date of proposed sales pursuant to the Plan:
   From time to time after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------

Title of                                Proposed Maximum         Proposed Maximum      Amount of
Securities To       Amount To Be        Aggregate Offering       Aggregate             Registration
Be Registered       Registered/1/       Price Per Share/2/       Offering Price/2/     Fee

----------------------------------------------------------------------------------------------------
Common Stock
par value $.01      500,000                   $ 9.10                $4,550,000           $1,137.50

------------------------
     /1/ This registration statement also covers an indeterminate number of additional shares that may be offered or sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     /2/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) on the basis of the average high and low prices for the Common Stock as reported on the American Stock Exchange on October 17, 2001.

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
AVAILABLE INFORMATION                                                    3

THE PLAN                                                                 3
         General                                                         3
         Adoption of the Plan                                            3
         Purpose of the Plan                                             3
         Administration                                                  3
         Eligible Employees                                              4
         Shares Available for Stock Options                              4
         Purchase Price                                                  4
         Payment                                                         4
         Transfer                                                        4
         Termination                                                     4
         Stock Option Agreement                                          4
         Adjustment and Acceleration                                     4
         Amendment                                                       6
         Effective Date and Duration of Plan                             6

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES                       6

PERIODIC REPORTS TO STOCKHOLDERS                                         7

CERTAIN OTHER INFORMATION                                                7

                                    PART I

                                 INTRODUCTION

     This Registration Statement on Form S-8 relates to the registration of 500,000 shares of BayCorp Holdings, Ltd. (the "Company") common stock, $.01 par value per share, issuable upon exercise of options granted under the BayCorp Holdings, Ltd. 2001 Non-Statutory Stock Option Plan (the "Plan").

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings should also be available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

     The Company will provide without charge to any person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of its most recent annual report to stockholders and any and all documents incorporated herein by reference (other than certain exhibits to such documents). See "Certain Other Information." Written requests should be directed to the President and Chief Executive Officer, BayCorp Holdings, Ltd., 222 International Drive, Suite 125, Portsmouth, New Hampshire 03801. Telephone requests may be directed to (603) 431-6600.


                                   THE PLAN

General. The following description of the Plan is intended to assist you in
-------
becoming familiar with the Plan, but does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Exhibit 99 or may be examined at the Company's Human Resources Department. In the case of any conflict or apparent conflict between the following description and the full text of the Plan, the full text will control. Additional information about the Plan and the Plan administrators may be obtained from the Company at the above address and telephone number.

Adoption of the Plan. The Plan was adopted by the Directors of the Company as of
--------------------
May 2, 2001.

Purpose of the Plan. The purpose of this plan is to secure for the Company and
-------------------
its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" includes the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration. The Plan is administered by the Board of Directors of the
--------------
Company (the "Board of Directors"). Employees of the Company may be elected to the Board of Directors and, currently, one employee of the Company is a member of the Board of Directors. The Board of Directors are elected at the annual meeting of the stockholders of the Company by such stockholders as have the right to vote on such election. Each director holds office until the next annual meeting and until his successor is elected and qualified, or until his death, resignation or removal. Any vacancy is filled by a vote of the majority of the directors then in office. A director may be removed only for cause by the affirmative vote of the holders of two thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote.

Eligible Employees. Options may be granted to persons who are, at the time of
------------------
grant, employees, officers or directors of, or consultants or advisors to, the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors so determines.

Shares Available for Stock Options. Subject to adjustment for recapitalizations
----------------------------------
and related transactions the maximum number of shares of Common Stock which may be issued and sold under the Plan is 500,000 shares. If an option granted under the Plan will expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option will again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares will again be available for subsequent option grants under the Plan.

Purchase Price. The purchase price per share of stock deliverable upon the
--------------
exercise of an option will be determined by the Board of Directors. Notwithstanding the foregoing, from and after the registration of the common stock of the Company under the Exchange Act, the purchase price per share of stock deliverable upon the exercise of an option will be determined either (i) by the Board of Directors, of which all members will be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom will be a "disinterested person." For the purposes of the Plan, a director is deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time and also qualifies as an "outside director" within the meaning of Section 162(m) of the Code, as such term is interpreted from time to time.

Payment. The option price is to be paid in full by delivery of cash or a check
-------
to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option will be determined by the Board of Directors.

Transfer. Options are not assignable or transferable by the person to whom they
--------
are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, will be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

Termination. Subject to the provisions of the Plan, the Board of Directors will
-----------
determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods will be set forth in the agreement evidencing such option.

Stock Option Agreement. Each stock option will be confirmed by a stock option
----------------------
agreement which will be executed by the Chairman of the Board of Directors or the President on behalf of the Company and by the person to whom such stock option is granted.

Adjustment and Acceleration. If, through or as a result of any merger,
---------------------------
consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of common stock of the Company ("Common Stock") are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and
(z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options will become exercisable in full immediately prior to such event.

     The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

     The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

     Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, all options that were not yet exercisable by the optionee will immediately be exercisable.

     Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding will be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date will terminate. For purposes of the Plan, a "Change in Control of the Company" will occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or
(iv) of this Section 12(d)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities or (C) a merger or consolidation which has been approved by a majority of the Disinterested Directors; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, by a resolution adopted by two-thirds of the Disinterested Directors prior to the occurrence of any of the events otherwise constituting a Change in Control of the Company, declare that such event will not constitute a Change in Control of the Company for the purposes of the Plan. If such resolution is adopted, such event will not constitute a Change in Control of the Company for any purpose of the Plan.

Amendment. The Board of Directors may at any time, and from time to time, modify
---------
or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     The termination or any modification or amendment of the Plan will not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors will have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

Effective Date and Duration of Plan. The date of adoption of the Plan is May 2,
-----------------------------------
2001. No stock option may be granted under the Plan subsequent to May 2, 2011.

              SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Because nonstatutory stock options granted under the Plan are not transferable and will not be actively traded on an established market, an option holder will not recognize income on the grant of a nonstatutory stock option.

     An option holder will recognize ordinary income at the time of the exercise of a nonstatutory stock option provided the shares issued pursuant to such exercise are either transferable or not subject to a substantial risk of forfeiture. The amount of such ordinary income will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price.

     When ordinary income is recognized by an option holder in connection with the receipt of shares on the exercise of a nonstatutory stock option, the Company will be entitled to a deduction, in the amount of ordinary income so recognized by the option holder, provided the Company satisfies certain federal income tax withholding requirements.

     Gain or loss from the sale or exchange of shares acquired on the exercise of a nonstatutory stock option will generally be treated as capital gain or loss provided the shares are held as capital assets at the time of sale or exchange. If such shares have been held for the requisite holding period, then the capital gain or loss will generally be treated as long-term capital gain or loss. Currently, the requisite holding period for long-term capital gain treatment upon the sale or exchange of shares acquired upon the exercise of a nonstatutory stock option is more than one year.

     The Plan is not qualified under Section 401(a) of the Code.

Consultation With Tax Advisor
-----------------------------

     The rules governing the tax treatment of options and shares acquired on the exercise thereof are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Option holders are urged to consult with their tax advisers for information with respect to the results which would pertain to their particular circumstances.

     The consequences, under applicable state and local income tax laws, of the grant or exercise of nonstatutory stock options, and the sale or exchange of shares acquired on exercise, may not be the same as under the federal income tax laws.

                       PERIODIC REPORTS TO STOCKHOLDERS


     The Company furnishes its stockholders with audited financial statements for each fiscal year and furnishes stockholders of record with summary unaudited financial results for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's stockholders generally, will also be furnished to all participants in the Plan.

                           CERTAIN OTHER INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the Company's common stock offered under the Plan. Documents incorporated by reference in Item 3 of Part II of this Registration Statement, and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 are available, without charge, upon oral or written request to the President and Chief Executive Officer, BayCorp Holdings, Ltd., 222 International Drive, Suite 125 Portsmouth, New Hampshire 03801 and telephone number (603) 431-6600. All of the documents referred to in this Registration Statement and additional information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the "Available Information" section of this Registration Statement. In addition, all documents incorporated by reference in Item 3 of Part II of this Registration Statement are incorporated by reference into the prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         1. Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000.

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

         3. The description of the Common Stock which is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters such securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Delaware Code Title 8 Section 145 empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with any civil or criminal suit or proceeding (other than a derivative action) to which they are parties or threatened to be made parties by reason of being directors or officers, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful). The power to indemnify in connection with an action or suit by or in the right of the corporation (a derivative action) is more limited. Indemnification against expenses actually and reasonably incurred is required if a director or officer is wholly successful in defense of an action, suit or proceeding of the type where indemnity is permitted by the statute. Unless ordered by a court, indemnification under the statute, other than mandatory indemnification against expenses, may be made only if a determination that indemnification is proper has been made by a prescribed vote of the board of directors, special legal counsel in certain cases, by the shareholders or by the prescribed vote of a committee duly designated by the board of directors, in certain cases. Indemnification provided for by Delaware Code Title 8 Section 145 is not exclusive and a corporation is empowered to maintain insurance on behalf of its directors and officers against any liability asserted against them in that capacity, whether or not the corporation would have the power under that section to indemnify them.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing or any existing arrangement or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

         The bylaws of the Company provide that it will indemnify any director or officer to the fullest extent allowed by law. The Company currently maintains insurance on behalf of its directors and officers against liability asserted against them in that capacity.

Item 8.  Exhibits
         --------

         The exhibits listed on the Exhibit Index on page 13 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 9.  Undertakings
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement

               (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e) The undersigned Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth in Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, and State of New Hampshire, on October 5, 2001.

                                         BAYCORP HOLDINGS, LTD.

                                         /s/ Frank W. Getman, Jr.

                                         By:
                                            Frank W. Getman Jr., President and
                                            Chief Executive Officer

                               Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Frank W. Getman Jr. his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                              Title                          Dated
       ---------                              -----                          -----
/s/ Frank W. Getman Jr.       President, Chief Executive Officer and    October 5, 2001
---------------------------   Director (Principal Executive Officer)
Frank W. Getman Jr.


/s/ Patrycia Barnard          Treasurer (Principal Financial Officer)   October 5, 2001
---------------------------
Patrycia Barnard


/s/ Alexander Ellis           Director                                  October 5, 2001
---------------------------
Alexander Ellis


/s/ Stanley I. Garnett        Director                                  October 18, 2001
---------------------------
Stanley I. Garnett


/s/ Michael R. Latina         Director                                  October 5, 2001
---------------------------
Michael R. Latina


/s/ Lawrence M. Robbins       Director                                  October 18, 2001
---------------------------
Lawrence M. Robbins

/s/ John A. Tillinghast       Director                                  October 5, 2001
---------------------------
John A. Tillinghast


/s/ James S. Gordon           Director                                  October 18, 2001
---------------------------
James S. Gordon

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on October 5, 2001.

                                       BAYCORP HOLDINGS, LTD.
                                       (Board of Directors)



                                    By: /s/ Frank W. Getman Jr.
                                       ------------------------------------
                                       Frank W. Getman Jr.
                                       Director

                               INDEX OF EXHIBITS


         Exhibit
         Number      Description of Exhibits
         -------     -----------------------

         4.1 BayCorp Holdings, Ltd. Certificate of Incorporation is incorporated by reference to Exhibit 4.1 and was filed as an exhibit to the Registration Statement of BayCorp Holdings, Ltd. on Form S-4 (Registration Statement 333-
                     3362) filed on July 12, 1996.

         4.2 Bylaws of BayCorp Holdings, Ltd. are incorporated by reference to Exhibit 4.2 and were filed as an exhibit to the Registration Statement of BayCorp Holdings, Ltd. on Form S-4 (Registration Statement 333-3362) filed on July 12, 1996.

         5 Opinion of McLane, Graf, Raulerson & Middleton, Professional Association re: Legality.

         24.1 Consent of McLane, Graf, Raulerson & Middleton, Professional Association is contained in Exhibit 5 filed herewith.

         24.2        Consent of Arthur Andersen, LLP

         99          BayCorp Holdings, Ltd. 2001 Non-Statutory Stock Option
                     Plan.